UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2013

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54882	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Avenue Road, Toronto, Ontario, Canada	M5R 2H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (647) 344-5900

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Effective May 17, 2013, we entered into a private placement agreement with nine subscribers (the “Subscribers”).  Pursuant to the agreement, we agreed to the issuance of 950,000 shares of our common stock (each, a “Share”) at a purchase price of $1.00 per Share, for total proceeds of $950,000.

Item 3.02 Unregistered Sales of Equity Securities

On May 17, 2013, we issued an aggregate of 950,000 shares of our common stock pursuant to the private placement agreement referred to above.

We issued an aggregate of 400,000 shares of our common stock to five (5) accredited investors (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We issued an aggregate of 550,000 shares to four (4) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits
10.1	Form of Subscription Agreement between our company and the Subscribers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOGIX HAIR INC.

/s/ Ronald Holland
Ronald Holland
Director

Date: May 23, 2013